EXHIBIT 99

Financial News
6363 Main Street/Williamsville, NY 14221

James C. Welch
Investor Relations
716-857-6987
Release Date: Immediate May 1, 2008
Ronald J. Tanski
Treasurer
716-857-6981
NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced record earnings for the second quarter of fiscal 2008 and for the six-months ended March 31, 2008.
HIGHLIGHTS
•	Reported GAAP earnings for the second quarter increased over 21% to $95.0 million or $1.11 per share, an increase of $16.6 million, or $0.19 per share. Increased earnings in the Exploration and Production segment provided the bulk of the increase. Higher average commodity prices realized and increased natural gas production were the main drivers of the higher earnings.

•	Quarterly operating results before items impacting comparability were $94.4 million or $1.10 per share, an increase of $21.3 million, or $0.24 per share, from the prior year’s second quarter. Operating results increased in all segments from the prior year’s second quarter.

•	The Company is increasing and narrowing its GAAP earnings guidance for fiscal 2008 earnings to a range of $2.90 to $3.00 per share. It had previously been in the range of $2.60 to $2.80 per share.

•	A conference call is scheduled for Friday, May 2, 2008 at 11:00 a.m. Eastern Time.
MANAGEMENT COMMENTS
     David F. Smith, Chief Executive Officer and President of National Fuel Gas Company stated: “This was another solid quarter for the Company. Our GAAP earnings of $1.11 per share and our operating results of $1.10 per share are the highest achieved in the second quarter in our history. While these record earnings were driven in large part by increased production and higher average commodity prices that were realized in our Exploration and Production segment, operating results were up in all segments.”
     “We recognize, however, that the higher prices for all energy sources will have a negative impact on the customers of our Utility segment. We are pleased to be in a position to offer our New York customers the benefits of our Conservation Incentive Program that was implemented during our most recent rate proceeding. With projected energy costs to remain high during the
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next heating season, it is important for our utility customers to take steps now to conserve during next winter.”
     “We are also pleased to report continued progress toward achieving an in-service date of November 2008 for the Empire Connector pipeline. It is our intent to continue to grow this important segment of our regulated business to enhance the stable and consistent base of earnings that these assets provide.”
     “In our other growth segment, Exploration and Production, we are increasing our capital spending, particularly in Appalachia, where we will continue to accelerate our conventional upper Devonian drilling program and, additionally, devote increased capital to extract the potential of the Marcellus Shale.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended March 31, 2008, of $95.0 million, an increase of $16.6 million, or $0.19 per share, from the prior year’s second quarter of $78.4 million or $0.92 per share (note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the earnings and operating results discussions are after tax unless otherwise noted).
     Consolidated earnings for the six months ended March 31, 2008, of $165.6 million, or $1.93 per share, increased $32.6 million, or $0.36 per share, from the same period in the prior year, where earnings were $133.0 million, or $1.57 per share.

	Three Months		Six Months
	Ended March 31,		Ended March 31,
(in thousands except per share amounts)	2008	2007	2008	2007
Reported GAAP earnings	$95,004	$78,447	$165,608	$132,967
Items impacting comparability[1]:
Income from discontinued operations		(2,967)		(6,799)
Gain on sale of turbine	(586)		(586)
Resolution of purchased gas contingency		(2,344)		(2,344)
Discontinuation of hedge accounting				(1,888)

Operating results	$94,418	$73,136	$165,022	$121,936

Reported GAAP earnings per share	$1.11	$0.92	$1.93	$1.57
Items impacting comparability[1]:

Income from discontinued operations		(0.03)		(0.08)
Gain on sale of turbine	(0.01)		(0.01)
Resolution of purchased gas contingency		(0.03)		(0.03)
Discontinuation of hedge accounting				(0.02)

Earnings excluding these items	$1.10	$0.86	$1.92	$1.44

[1]	See discussion of these individual items below.
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     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s operating results when comparing the quarter and six months ended March 31, 2008, to the comparable periods in fiscal 2007. Excluding these items, operating results for the current second quarter of $94.4 million, or $1.10 per share, increased $21.3 million, or $0.24 per share. Excluding these items, operating results for the six months ended March 31, 2008 of $165.0 million, or $1.92 per share, increased $43.1 million, or $0.48 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 10 through 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, and in the Gulf Coast regions of Texas, Louisiana and Alabama. Seneca previously had Canadian Exploration and Production operations, which it sold on August 31, 2007. As a result of that sale, the Company has presented the Canadian operations as discontinued operations.
     The Exploration and Production segment’s earnings in the second quarter of fiscal 2008 of $34.6 million, or $0.40 per share, increased $14.8 million, or $0.17 per share, when compared with the prior year’s second quarter. Excluding earnings from discontinued operations discussed below, operating results in the Exploration and Production segment increased $17.7 million, or $0.20 per share, for the second quarter of fiscal 2008. The increase was primarily due to higher crude oil and natural gas prices realized after hedging and was also impacted by higher production. For the quarter ended March 31, 2008, the weighted average oil price received by Seneca (after hedging) was $78.54 per barrel (“Bbl”), an increase of $30.59 per Bbl, or 63.8 percent, from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended March 31, 2008, was $9.21 per thousand cubic feet (“Mcf”), an increase of $1.98 per Mcf, or 27.4 percent.
     Overall production for the quarter was 10.4 billion cubic feet equivalent (“Bcfe”), an increase of 0.4 Bcfe compared to the prior year’s quarter. A 13.1 percent increase in natural gas production more than offset a drop in crude oil production. The increase in natural gas production occurred mostly in the Appalachian region, where production was up 0.5 billion cubic feet, or 37 percent, over the prior year’s quarter as a result of Seneca’s continued development of its Upper Devonian acreage position. The decrease in crude oil production occurred mostly in the Gulf Division and was attributable to the natural decline curve of Seneca’s properties.
     Other items impacting operating results for the quarter were higher depletion expense, lease operating expenses (“LOE”), general and administrative expenses and mark-to-market
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adjustments to recognize hedge ineffectiveness on certain derivative financial instruments used to hedge prices on Seneca’s oil and gas production. The increase in depletion expense was caused by a $0.27 increase in the per unit depletion rate, which was mainly due to the reduction in proved reserves in California, primarily in the Midway Sunset field at the end of fiscal 2007. That reduction resulted from an audit by Netherland, Sewell & Associates which determined that reduced performance from certain wells in the field supported a reduction in proved reserves. The increase in LOE is due to the High Island 24L well that began production in October 2007, higher steaming costs in California, and an increase in the number of producing properties in Appalachia, where approximately 20 wells are being added each month.
     The Exploration and Production segment’s earnings of $68.6 million, or $0.80 per share, for the six months ended March 31, 2008, increased $28.1 million, or $0.32 per share, when compared with the six months ended March 31, 2007. Excluding earnings from discontinued operations, operating results for the six months ended March 31, 2008, increased $34.9 million, or $0.40 per share, from the prior year. The increase was primarily due to higher crude oil and natural gas prices realized after hedging and was also significantly impacted by higher production. For the six months ended March 31, 2008, the weighted average oil price received by Seneca (after hedging) was $75.44 per Bbl, an increase of $29.58 per Bbl, or 64.5 percent, from the prior year’s six month period. The weighted average natural gas price received by Seneca (after hedging) for the six months ended March 31, 2008, was $8.55 per Mcfe, an increase of $1.38, or 19.2 percent. Overall production for the six months ended March 31, 2008, was 21.1 Bcfe, an increase of 1.1 Bcfe, compared to the prior year’s six month period. An increase in natural gas production more than offset a decline in crude oil production. Higher interest income and lower interest expense during the current six month period also contributed to the increase in operating results.
     Other items impacting operating results for the six months ended March 31, 2008, were higher depletion expense, LOE, general and administrative expenses, state income taxes and mark-to-market adjustments to recognize hedge ineffectiveness on certain derivative financial instruments used to hedge prices on Seneca’s oil and gas production. The increase in depletion expense is due to higher production and a higher per unit rate as discussed above. Similar to the quarterly results described above, the increase in LOE is due to the High Island 24L well that began production in October 2007, higher steaming costs in California, and an increase in the number of producing properties in Appalachia, where approximately 20 wells are being added each month.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $15.6 million, or $0.18 per share, for the quarter ended March 31, 2008, increased $1.7 million, or $0.02 per share, when compared with the same period in the prior fiscal year. The increase is primarily due to higher transportation and storage revenues and higher efficiency gas revenue. The increase in transportation and
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storage revenue is mainly due to additional contracts and higher rates for these services. The increase in efficiency gas revenues is due to both higher natural gas prices and higher retained volumes compared to the prior year’s quarter. An increase in the allowance for funds used during construction (“AFUDC”) resulting from the construction of the Empire Connector also contributed to the increase in earnings for the quarter. Partially offsetting the increased earnings were higher depreciation and operating expenses.
     The Pipeline and Storage segment’s earnings of $28.4 million, or $0.33 per share, for the six months ended March 31, 2008, increased $0.8 million when compared with the six months ended March 31, 2007. The comparability of the results for the six months ended March 31, 2008, is impacted by a $1.9 million gain associated with the prepayment in the first quarter of 2007 of the project financing debt for the Empire State Pipeline. Excluding that gain, operating results increased $2.7 million for the six months ended March 31, 2008, mainly due to higher transportation and storage revenues and higher efficiency gas revenues. Higher AFUDC and lower depreciation expense also contributed to the increase in operating results. Higher operating expenses and interest expense during the six month period partially offset those items.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of $34.2 million, or $0.40 per share for the quarter ended March 31, 2008, increased $0.7 million, or $0.01 per share, however the results are not directly comparable to the prior year’s second quarter due to a rate design change in the New York Division discussed below.
     In the New York Division, earnings decreased $0.1 million or less than $0.01 per share. On December 21, 2007, the New York Public Service Commission issued an order allowing Distribution to increase annual revenues by $1.8 million. In addition to the revenue increase, the order approved a rate design change, which allows Distribution to recover a greater amount of its cost in the minimum bill amount. This results in shifting over $6.5 million of revenue from the second quarter and spreading it to the third and fourth quarters of the fiscal year. As a result of this change, earnings for the second quarter of fiscal 2008 decreased from the second quarter of fiscal 2007. The impact of the rate order was mostly offset by a routine regulatory adjustment and lower expenses for bad debts and postretirement benefits. In the Pennsylvania Division, earnings increased $0.8 million due to an increase in customer usage per account and lower bad debt expense partially offset by warmer weather compared to the prior year quarter.
     The Utility segment’s earnings of $54.4 million, or $0.64 per share, for the six months ended March 31, 2008, increased $3.8 million, or $0.04 per share, compared to the six months ended March 31, 2007. Earnings in Distribution’s New York Division for the six months ended March 31, 2008, of $35.9 million increased $0.8 million or $0.01 per share, compared to the prior year. The increase is mainly due to an increase in customer usage per account, a routine regulatory adjustment, and lower bad debt and postretirement benefits expenses. The impact of these items more than offset the impact on earnings of the rate design change included in the rate order discussed above.
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     For the six months ended March 31, 2008, earnings in Distribution’s Pennsylvania Division of $18.5 million, or $0.22 per share, increased $3.0 million, or $0.03 per share, compared to the prior year. Earnings increased primarily due to an increase in base rates, higher usage per customer and a decrease in bad debt expense. On January 1, 2007, Distribution implemented a Settlement Agreement approved by the Pennsylvania Public Utility Commission that provided for a $14.3 million (before tax) annual base rate increase. Warmer weather during the six months ended March 31, 2008, partially offset the increase in base rates.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, commercial, public authority and residential customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.
     The Energy Marketing segment’s earnings for the quarter ended March 31, 2008, of $5.6 million, or $0.07 per share, decreased $1.1 million, or $0.01 per share, compared to the second quarter of last year. The comparability of the quarterly results is impacted by a $2.3 million reversal of an accrual for purchased gas expense for which a contingency was resolved during the second quarter of 2007. Excluding this item, operating results for the quarter increased $1.3 million primarily due to a nearly nine percent increase in sales throughput during the quarter. Additionally NFR benefited from the profitable sale of certain gas held as inventory and from the marketing flexibility that it derives from its contracts for significant storage capacity.
     Earnings for the six months ended March 31, 2008, in the Energy Marketing segment of $6.6 million, or $0.07 per share, decreased $0.6 million, or $0.01 per share, from the prior period. The comparability of the results is impacted by a $2.3 million reversal of an accrual for purchased gas expense noted above. Excluding this item, operating results for the six months ended March 31, 2008, increased $1.7 million, or $0.02 per share, compared to the prior year mainly due to increased sales throughput and the factors discussed above.
Timber Segment
     The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”) and Seneca’s Northeast Division. This segment markets high quality hardwoods from its New York and Pennsylvania land holdings, and owns two sawmill/dry kiln operations in northwestern Pennsylvania.
     The Timber segment’s earnings for the quarter ended March 31, 2008 of $3.9 million, or $0.05 per share, increased $0.7 million, or $0.01 per share from the prior year’s second quarter due to higher margins. Much of the current quarter’s harvest was from low or no basis Company-owned property. This resulted in an increase in gross margins from the prior year’s quarter.
     Earnings for the six months ended March 31, 2008, of $4.3 million, increased $0.9 million from the prior year’s earnings. The increase is due to higher volumes of lumber and log sales. In addition, harvesting from Company-owned property resulted in higher margins during the six months ended March 31, 2008.
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Corporate and All Other
     Other direct, wholly-owned subsidiaries of the Company include: Horizon LFG, Inc., a corporation engaged through subsidiaries in the purchase, processing, transportation and sale of landfill gas; and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities which are fueled with natural gas or landfill gas.
     Earnings in the Corporate and All Other category for the quarter ended March 31, 2008, were $1.1 million, a slight decrease compared to the prior year’s second quarter earnings of $1.4 million. The comparability of the quarterly results is impacted by a $0.6 million gain on the sale of a gas-powered turbine the Company had previously planned to use in the development of a co-generation plant. Excluding this item, operating results for the quarter decreased $0.8 million. Higher margins from the landfill gas operations and lower interest expense were more than offset by lower interest income and higher operating expenses mainly related to the proxy contest initiated by a shareholder.
     Earnings in the Corporate and All Other category for the six months ended March 31, 2008, were $3.4 million, a decrease of $0.2 million when compared to the prior year’s earnings. The comparability of the results for the six months ended March 31, 2008, is impacted by the $0.6 million gain on the sale of the turbine described above. Excluding this item, operating results decreased $0.8 million. Higher margins from the landfill gas operations, higher income from unconsolidated subsidiaries, lower interest expense and a lower effective tax rate were more than offset by lower interest income and higher operating expenses mainly related to the proxy contest noted above.
Discontinued Operations
     On August 31, 2007, Seneca completed the sale of its Canadian subsidiary. As a result of that sale, the Company has presented the Canadian operations as discontinued operations. Earnings in the second quarter of fiscal 2007 include earnings from discontinued operations of $3.0 million. There were no earnings from discontinued operations in the second quarter of fiscal 2008.
     Earnings for the six months ended March 31, 2007, include earnings from discontinued operations of $6.8 million. There were no earnings from discontinued operations for the six months ended March 31, 2008.
EARNINGS GUIDANCE
     The Company is increasing and narrowing its GAAP earnings guidance for fiscal 2008 earnings to a range of $2.90 to $3.00 per share. Earnings guidance had previously been in the range of $2.60 to $2.80 per share. The narrowing of the range is possible because the most sensitivity to earnings variance in the Utility segment typically occurs during the first two fiscal quarters, which are now completed. The increase in the guidance is a result of higher than forecast crude oil prices realized by Seneca during the three months ended March 31, 2008, combined with the certainty of pricing on planned commodity sales in both the Pipeline and
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Storage and the Exploration and Production segments, which are now hedged. In addition, the revised earnings per share guidance reflects a lower weighted average number of shares to be outstanding for the remainder of the fiscal year as a result of shares repurchased pursuant to the Company’s share repurchase program. This guidance is still based on the July 24, 2007, NYMEX commodity pricing incorporated in the Company’s original guidance. To the extent that actual pricing during the remainder of the fiscal year varies from those July 24, 2007, prices, the fiscal year earnings will be affected as detailed in the earnings sensitivity table on page 25 of this release.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, May 2, 2008, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s Web site at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-271-5140, and using the passcode “75887151.” For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “39987735.” Both the webcast and telephonic replay will be available until the close of business on Friday, May 9, 2008.
     National Fuel is an integrated energy company with $4.2 billion in assets comprised of the following five operating segments: Exploration and Production, Pipeline and Storage, Utility, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	James C. Welch	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079
Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; uncertainty of oil and gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability
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to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company’s ability to obtain funds from operations, from borrowings under our credit lines or other credit facilities or from issuances of other short-term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2008

	Exploration &	Pipeline &		Energy		Corporate /
(Thousands of Dollars)	Production*	Storage	Utility	Marketing	Timber	All Other	Consolidated

Second quarter 2007 GAAP earnings	$19,801	$13,936	$33,444	$6,706	$3,200	$1,360	$78,447
Items impacting comparability:
Income from discontinued operations	(2,967)						(2,967)
Resolution of a purchased gas contingency				(2,344)			(2,344)

Second quarter 2007 operating results	16,834	13,936	33,444	4,362	3,200	1,360	73,136

Drivers of operating results
Higher crude oil prices	15,016						15,016
Higher natural gas prices	7,485						7,485
Higher natural gas production	3,169						3,169
Lower crude oil production	(1,521)						(1,521)
Derivative mark to market adjustment	(1,093)						(1,093)
Higher lease operating costs	(3,356)						(3,356)

Higher transportation and storage revenues		979					979
Higher efficiency gas revenues		1,040					1,040
Lower (higher) operating costs	(1,922)	(438)	3,023			(1,374)	(711)
Lower (higher) depreciation / depletion	(2,311)	(398)	348		(250)		(2,611)

Usage			1,483				1,483
Warmer weather in Pennsylvania			(537)				(537)
Base rate decrease in New York			(4,279)				(4,279)
Regulatory true-up adjustment			528				528

Higher margins				1,224	984	307	2,515

Higher AFUDC**		442					442
Higher (lower) interest income	487					(1,253)	(766)
Lower interest expense	1,219					1,233	2,452

All other / rounding	565	57	154	61	(51)	261	1,047

Second quarter 2008 operating results	34,572	15,618	34,164	5,647	3,883	534	94,418
Items impacting comparability:
Gain on Sale of Turbine						586	586

Second quarter 2008 GAAP earnings	$34,572	$15,618	$34,164	$5,647	$3,883	$1,120	$95,004

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2008

	Exploration &	Pipeline &		Energy		Corporate /
	Production*	Storage	Utility	Marketing	Timber	All Other	Consolidated

Second quarter 2007 GAAP earnings	$0.23	$0.16	$0.39	$0.08	$0.04	$0.02	$0.92
Items impacting comparability:
Income from discontinued operations	(0.03)						(0.03)
Resolution of a purchased gas contingency				(0.03)			(0.03)

Second quarter 2007 operating results	0.20	0.16	0.39	0.05	0.04	0.02	0.86

Drivers of operating results
Higher crude oil prices	0.18						0.18
Higher natural gas prices	0.09						0.09
Higher natural gas production	0.04						0.04
Lower crude oil production	(0.02)						(0.02)
Derivative mark to market adjustment	(0.01)						(0.01)
Higher lease operating costs	(0.04)						(0.04)

Higher transportation and storage revenues		0.01					0.01
Higher efficiency gas revenues		0.01					0.01
Lower (higher) operating costs	(0.02)	(0.01)	0.04			(0.02)	(0.01)
Lower (higher) depreciation / depletion	(0.03)	—	—		—		(0.03)

Usage			0.02				0.02
Warmer weather in Pennsylvania			(0.01)				(0.01)
Base rate decrease in New York			(0.05)				(0.05)
Regulatory true-up adjustment			0.01				0.01

Higher margins				0.01	0.01	—	0.02

Higher AFUDC**		0.01					0.01
Higher (lower) interest income	0.01					(0.01)	—
Lower interest expense	0.01					0.01	0.02

All other / rounding	(0.01)	—	—	0.01	—	—	—

Second quarter 2008 operating results	0.40	0.18	0.40	0.07	0.05	—	1.10
Items impacting comparability:
Gain on Sale of Turbine						0.01	0.01

Second quarter 2008 GAAP earnings	$0.40	$0.18	$0.40	$0.07	$0.05	$0.01	$1.11

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2008

	Exploration &	Pipeline &		Energy		Corporate /
(Thousands of Dollars)	Production*	Storage	Utility	Marketing	Timber	All Other	Consolidated
Six months ended March 31, 2007 GAAP earnings	$40,523	$27,624	$50,618	$7,198	$3,417	$3,587	$132,967
Items impacting comparability:
Income from discontinued operations	(6,799)						(6,799)
Resolution of a purchased gas contingency				(2,344)			(2,344)
Discontinuance of hedge accounting		(1,888)					(1,888)

Six months ended March 31, 2007 operating results	33,724	25,736	50,618	4,854	3,417	3,587	121,936

Drivers of operating results
Higher crude oil prices	30,314						30,314
Higher natural gas prices	10,406						10,406
Higher natural gas production	6,454						6,454
Lower crude oil production	(1,423)						(1,423)
Derivative mark to market adjustment	(1,267)						(1,267)
Higher lease operating costs	(4,872)						(4,872)

Higher transportation and storage revenues		2,403					2,403
Higher efficiency gas revenues		833					833
Lower (higher) operating costs	(2,264)	(1,147)	2,884			(3,745)	(4,272)
Lower (higher) depreciation / depletion	(5,857)	371			(365)		(5,851)

Usage			3,366				3,366
Warmer weather in Pennsylvania			(1,208)				(1,208)
Base rate decrease in New York			(4,279)				(4,279)
Base rate increase in Pennsylvania			2,006				2,006
Regulatory true-up adjustment			712				712

Higher margins				1,721	1,564	282	3,567

Income from unconsolidated subsidiaries						736	736

Higher AFUDC**		800					800
Higher (lower) interest income	1,542					(742)	800
Lower (higher) interest expense	2,391	(345)				2,017	4,063

(Higher) lower income tax expense	(930)					393	(537)

All other / rounding	376	(254)	281	27	(336)	241	335

Six months ended March 31, 2008 operating results	68,594	28,397	54,380	6,602	4,280	2,769	165,022
Items impacting comparability:
Gain on Sale of Turbine						586	586

Six months ended March 31, 2008 GAAP earnings	$68,594	$28,397	$54,380	$6,602	$4,280	$3,355	$165,608

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2008

	Exploration &	Pipeline &		Energy		Corporate /
	Production*	Storage	Utility	Marketing	Timber	All Other	Consolidated
Six months ended March 31, 2007 GAAP earnings	$0.48	$0.33	$0.60	$0.08	$0.04	$0.04	$1.57
Items impacting comparability:
Income from discontinued operations	(0.08)						(0.08)
Resolution of a purchased gas contingency				(0.03)			(0.03)
Discontinuance of hedge accounting		(0.02)					(0.02)

Six months ended March 31, 2007 operating results	0.40	0.31	0.60	0.05	0.04	0.04	1.44

Drivers of operating results
Higher crude oil prices	0.35						0.35
Higher natural gas prices	0.12						0.12
Higher natural gas production	0.08						0.08
Lower crude oil production	(0.02)						(0.02)
Derivative mark to market adjustment	(0.01)						(0.01)
Higher lease operating costs	(0.06)						(0.06)

Higher transportation and storage revenues		0.03					0.03
Higher efficiency gas revenues		0.01					0.01
Lower (higher) operating costs	(0.03)	(0.01)	0.03			(0.04)	(0.05)
Lower (higher) depreciation / depletion	(0.07)	—			—		(0.07)

Usage			0.04				0.04
Warmer weather in Pennsylvania			(0.01)				(0.01)
Base rate decrease in New York			(0.05)				(0.05)
Base rate increase in Pennsylvania			0.02				0.02
Regulatory true-up adjustment			0.01				0.01

Higher margins				0.02	0.02	—	0.04

Income from unconsolidated subsidiaries						0.01	0.01

Higher AFUDC**		0.01					0.01
Higher (lower) interest income	0.02					(0.01)	0.01
Lower (higher) interest expense	0.03	—				0.02	0.05

(Higher) lower income tax expense	(0.01)					—	(0.01)

All other / rounding	—	(0.02)	—	—	(0.01)	0.01	(0.02)

Six months ended March 31, 2008 operating results	0.80	0.33	0.64	0.07	0.05	0.03	1.92
Items impacting comparability:
Gain on Sale of Turbine						0.01	0.01

Six months ended March 31, 2008 GAAP earnings	$0.80	$0.33	$0.64	$0.07	$0.05	$0.04	$1.93

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
(Thousands of Dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007
SUMMARY OF OPERATIONS
Operating Revenues	$885,853	$798,100	$1,454,121	$1,288,758

Operating Expenses:
Purchased Gas	531,438	476,904	809,448	719,843
Operation and Maintenance	120,584	120,408	223,040	215,112
Property, Franchise and Other Taxes	21,398	19,989	39,070	36,940
Depreciation, Depletion and Amortization	42,412	38,395	86,533	77,802

	715,832	655,696	1,158,091	1,049,697

Operating Income	170,021	142,404	296,030	239,061

Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,030	942	3,305	2,173
Interest Income	2,177	636	5,270	1,721
Other Income	2,080	2,526	3,334	3,241
Interest Expense on Long-Term Debt	(16,289)	(17,888)	(32,577)	(33,931)
Other Interest Expense	(2,285)	(1,516)	(3,010)	(3,366)

Income from Continuing Operations Before Income Taxes	156,734	127,104	272,352	208,899

Income Tax Expense	61,730	51,624	106,744	82,731

Income from Continuing Operations	95,004	75,480	165,608	126,168

Income from Discontinued Operations, Net of Tax	—	2,967	—	6,799

Net Income Available for Common Stock	$95,004	$78,447	$165,608	$132,967

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$1.14	$0.91	$1.98	$1.53
Income from Discontinued Operations	—	0.04	—	0.08

Net Income Available for Common Stock	$1.14	$0.95	$1.98	$1.61

Diluted:
Income from Continuing Operations	$1.11	$0.89	$1.93	$1.49
Income from Discontinued Operations	—	0.03	—	0.08

Net Income Available for Common Stock	$1.11	$0.92	$1.93	$1.57

Weighted Average Common Shares:
Used in Basic Calculation	83,406,242	82,895,087	83,509,268	82,786,027

Used in Diluted Calculation	85,385,944	85,033,127	85,603,033	84,891,742

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2008	2007
ASSETS
Property, Plant and Equipment	$4,593,980	$4,461,586
Less — Accumulated Depreciation, Depletion and Amortization	1,650,715	1,583,181

Net Property, Plant and Equipment	2,943,265	2,878,405

Current Assets:
Cash and Temporary Cash Investments	216,412	124,806
Cash Held in Escrow	—	61,964
Hedging Collateral Deposits	2,354	4,066
Receivables — Net	363,872	172,380
Unbilled Utility Revenue	75,084	20,682
Gas Stored Underground	19,512	66,195
Materials and Supplies — at average cost	37,618	35,669
Unrecovered Purchased Gas Costs	1,421	14,769
Other Current Assets	30,854	45,057
Deferred Income Taxes	41,253	8,550

Total Current Assets	788,380	554,138

Other Assets:
Recoverable Future Taxes	83,620	83,954
Unamortized Debt Expense	11,101	12,070
Other Regulatory Assets	133,881	137,577
Deferred Charges	5,314	5,545
Other Investments	83,754	85,902
Investments in Unconsolidated Subsidiaries	16,605	18,256
Goodwill	5,476	5,476
Intangible Assets	27,505	28,836
Prepaid Pension and Post-Retirement Benefit Costs	59,331	61,006
Fair Value of Derivative Financial Instruments	—	9,188
Other	4,843	8,059

Total Other Assets	431,430	455,869

Total Assets	$4,163,075	$3,888,412

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 81,636,429 Shares and 83,461,308 Shares, Respectively	$81,636	$83,461
Paid in Capital	580,811	569,085
Earnings Reinvested in the Business	1,008,084	983,776

Total Common Shareholder Equity Before Items of Other Comprehensive Loss	1,670,531	1,636,322
Accumulated Other Comprehensive Loss	(41,867)	(6,203)

Total Comprehensive Shareholders’ Equity	1,628,664	1,630,119
Long-Term Debt, Net of Current Portion	899,000	799,000

Total Capitalization	2,527,664	2,429,119

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	100,000	200,024
Accounts Payable	149,595	109,757
Amounts Payable to Customers	4,985	10,409
Dividends Payable	25,307	25,873
Interest Payable on Long-Term Debt	18,158	18,158
Customer Advances	—	22,863
Other Accruals and Current Liabilities	213,087	36,062
Fair Value of Derivative Financial Instruments	64,595	16,200

Total Current and Accrued Liabilities	575,727	439,346

Deferred Credits:
Deferred Income Taxes	593,375	575,356
Taxes Refundable to Customers	14,033	14,026
Unamortized Investment Tax Credit	5,042	5,392
Cost of Removal Regulatory Liability	99,924	91,226
Other Regulatory Liabilities	92,343	76,659
Post-Retirement Liabilities	62,372	70,555
Asset Retirement Obligations	76,357	75,939
Other Deferred Credits	116,238	110,794

Total Deferred Credits	1,059,684	1,019,947

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,163,075	$3,888,412

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	March 31,
(Thousands of Dollars)	2008	2007

Operating Activities:
Net Income Available for Common Stock	$165,608	$132,967
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	86,533	84,886
Deferred Income Taxes	12,817	21,803
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	1,651	(960)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(16,275)	(13,689)
Other	(194)	3,818
Change in:
Hedging Collateral Deposits	1,712	17,642
Receivables and Unbilled Utility Revenue	(245,912)	(196,094)
Gas Stored Underground and Materials and Supplies	44,734	47,243
Unrecovered Purchased Gas Costs	13,347	(992)
Prepayments and Other Current Assets	15,878	28,659
Accounts Payable	39,838	34,417
Amounts Payable to Customers	(5,424)	(13,339)
Customer Advances	(22,863)	(29,417)
Other Accruals and Current Liabilities	192,787	163,928
Other Assets	18,127	(3,765)
Other Liabilities	4,504	(2,434)

Net Cash Provided by Operating Activities	$306,868	$274,673

Investing Activities:
Capital Expenditures	($144,707)	($132,313)
Investment in Partnership	—	(3,300)
Cash Held in Escrow	58,397	—
Net Proceeds from Sale of Oil and Gas Producing Properties	2,313	2,330
Other	1,557	(339)

Net Cash Used in Investing Activities	($82,440)	($133,622)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$16,275	$13,689
Shares Repurchased under Repurchase Plan	(108,941)	(43,344)
Reduction of Long-Term Debt	(24)	(23,207)
Dividends Paid on Common Stock	(51,896)	(49,808)
Proceeds From Issuance of Common Stock	11,764	14,604

Net Cash Used In Financing Activities	($132,822)	($88,066)

Effect of Exchange Rates on Cash	—	(787)

Net Increase in Cash and Temporary Cash Investments	91,606	52,198
Cash and Temporary Cash Investments at Beginning of Period	124,806	69,611

Cash and Temporary Cash Investments at March 31	$216,412	$121,809

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2008	2007	Variance	2008	2007	Variance

EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$114,720	$78,554	$36,166	$222,675	$153,680	$68,995

Operating Expenses:
Purchased Gas	—	—	—	—	—	—
Operation and Maintenance:
General and Administrative Expense	7,171	4,491	2,680	12,752	8,706	4,046
Lease Operating Expense	14,421	11,336	3,085	26,148	21,543	4,605
All Other Operation and Maintenance Expense	2,284	2,006	278	4,018	4,582	(564)
Property, Franchise and Other Taxes (Lease Operating Expense)	3,074	997	2,077	4,876	1,986	2,890
Depreciation, Depletion and Amortization	22,804	19,248	3,556	46,849	37,838	9,011

	49,754	38,078	11,676	94,643	74,655	19,988

Operating Income	64,966	40,476	24,490	128,032	79,025	49,007

Other Income (Expense):
Interest Income	3,144	2,395	749	7,032	4,661	2,371
Other Income	(65)	—	(65)	18	—	18
Other Interest Expense	(11,073)	(12,949)	1,876	(22,218)	(25,897)	3,679

Income from Continuing Operations Before Income Taxes	56,972	29,922	27,050	112,864	57,789	55,075
Income Tax Expense	22,400	13,088	9,312	44,270	24,065	20,205

Income from Continuing Operations	34,572	16,834	17,738	68,594	33,724	34,870

Income from Discontinued Operations, Net of Tax	—	2,967	(2,967)	—	6,799	(6,799)

Net Income	$34,572	$19,801	$14,771	$68,594	$40,523	$28,071

Income from Continuing Operations Per Share (Diluted)	$0.40	$0.20	$0.20	$0.80	$0.40	$0.40
Income from Discontinued Operations, Net of Tax, Per Share (Diluted)	—	0.03	(0.03)	—	0.08	(0.08)
	-
Net Income Per Share (Diluted)	$0.40	$0.23	$0.17	$0.80	$0.48	$0.32

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2008	2007	Variance	2008	2007	Variance

PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$37,934	$34,952	$2,982	$69,817	$64,761	$5,056
Intersegment Revenues	20,861	20,884	(23)	41,209	41,252	(43)

Total Operating Revenues	58,795	55,836	2,959	111,026	106,013	5,013

Operating Expenses:
Purchased Gas	(14)	2	(16)	(8)	(11)	3
Operation and Maintenance	18,417	17,744	673	34,415	32,647	1,768
Property, Franchise and Other Taxes	4,259	4,335	(76)	8,532	8,613	(81)
Depreciation, Depletion and Amortization	8,176	7,563	613	16,285	16,855	(570)

	30,838	29,644	1,194	59,224	58,104	1,120

Operating Income	27,957	26,192	1,765	51,802	47,909	3,893

Other Income (Expense):
Interest Income	70	39	31	165	123	42
Other Income	731	80	651	1,421	264	1,157
Interest Expense on Long-Term Debt	(16)	(10)	(6)	(31)	1,829	(1,860)
Other Interest Expense	(2,552)	(2,741)	189	(5,588)	(5,028)	(560)

Income Before Income Taxes	26,190	23,560	2,630	47,769	45,097	2,672
Income Tax Expense	10,572	9,624	948	19,372	17,473	1,899

Net Income	$15,618	$13,936	$1,682	$28,397	$27,624	$773

Net Income Per Share (Diluted)	$0.18	$0.16	$0.02	$0.33	$0.33	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2008	2007	Variance	2008	2007	Variance

UTILITY SEGMENT
Revenues from External Customers	$522,730	$501,473	$21,257	$849,855	$790,256	$59,599
Intersegment Revenues	6,114	5,941	173	10,413	9,970	443

Total Operating Revenues	528,844	507,414	21,430	860,268	800,226	60,042

Operating Expenses:
Purchased Gas	378,187	352,864	25,323	597,310	539,225	58,085
Operation and Maintenance	62,796	67,448	(4,652)	113,778	118,215	(4,437)
Property, Franchise and Other Taxes	13,531	14,107	(576)	24,629	25,298	(669)
Depreciation, Depletion and Amortization	9,786	10,321	(535)	19,827	20,100	(273)

	464,300	444,740	19,560	755,544	702,838	52,706

Operating Income	64,544	62,674	1,870	104,724	97,388	7,336

Other Income (Expense):
Interest Income	164	177	(13)	362	462	(100)
Other Income	259	368	(109)	604	653	(49)
Other Interest Expense	(7,654)	(7,269)	(385)	(14,905)	(14,646)	(259)

Income Before Income Taxes	57,313	55,950	1,363	90,785	83,857	6,928
Income Tax Expense	23,149	22,506	643	36,405	33,239	3,166

Net Income	$34,164	$33,444	$720	$54,380	$50,618	$3,762

Net Income Per Share (Diluted)	$0.40	$0.39	$0.01	$0.64	$0.60	$0.04

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2008	2007	Variance	2008	2007	Variance

ENERGY MARKETING SEGMENT
Operating Revenues	$191,263	$163,338	$27,925	$277,982	$246,656	$31,326

Operating Expenses:
Purchased Gas	180,723	151,027	29,696	264,652	232,282	32,370
Operation and Maintenance	1,439	1,218	221	2,785	2,512	273
Property, Franchise and Other Taxes	14	24	(10)	23	35	(12)
Depreciation, Depletion and Amortization	11	7	4	22	14	8

	182,187	152,276	29,911	267,482	234,843	32,639

Operating Income	9,076	11,062	(1,986)	10,500	11,813	(1,313)

Other Income (Expense):
Interest Income	63	78	(15)	87	140	(53)
Other Income	74	181	(107)	133	317	(184)
Other Interest Expense	(44)	(125)	81	(127)	(252)	125
	—

Income Before Income Taxes	9,169	11,196	(2,027)	10,593	12,018	(1,425)
Income Tax Expense	3,522	4,490	(968)	3,991	4,820	(829)

Net Income	$5,647	$6,706	$(1,059)	$6,602	$7,198	$(596)

Net Income Per Share (Diluted)	$0.07	$0.08	$(0.01)	$0.07	$0.08	$(0.01)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2008	2007	Variance	2008	2007	Variance

TIMBER SEGMENT
Operating Revenues	$17,424	$18,184	$(760)	$30,324	$29,947	$377

Operating Expenses:
Operation and Maintenance	8,684	10,969	(2,285)	18,643	20,111	(1,468)
Property, Franchise and Other Taxes	430	426	4	827	819	8
Depreciation, Depletion and Amortization	1,267	883	384	2,813	2,251	562

	10,381	12,278	(1,897)	22,283	23,181	(898)

Operating Income	7,043	5,906	1,137	8,041	6,766	1,275

Other Income (Expense):
Interest Income	189	296	(107)	579	612	(33)
Other Income	—	—	—	—	21	(21)
Other Interest Expense	(790)	(791)	1	(1,650)	(1,594)	(56)

Income Before Income Taxes	6,442	5,411	1,031	6,970	5,805	1,165
Income Tax Expense	2,559	2,211	348	2,690	2,388	302

Net Income	$3,883	$3,200	$683	$4,280	$3,417	$863

Net Income Per Share (Diluted)	$0.05	$0.04	$0.01	$0.05	$0.04	$0.01

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2008	2007	Variance	2008	2007	Variance

ALL OTHER
Revenues from External Customers	$1,619	$1,403	$216	$3,169	$3,079	$90
Intersegment Revenues	3,099	2,090	1,009	5,812	4,287	1,525

Total Operating Revenues	4,718	3,493	1,225	8,981	7,366	1,615

Operating Expenses:
Purchased Gas	2,510	1,822	688	4,712	3,650	1,062
Operation and Maintenance	1,056	950	106	2,114	1,755	359
Property, Franchise and Other Taxes	17	28	(11)	40	48	(8)
Depreciation, Depletion and Amortization	196	197	(1)	393	393	—

	3,779	2,997	782	7,259	5,846	1,413

Operating Income	939	496	443	1,722	1,520	202

Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,030	942	88	3,305	2,173	1,132
Interest Income	28	4	24	43	7	36
Other Income	912	12	900	921	25	896
Other Interest Expense	(142)	(667)	525	(429)	(1,337)	908

Income Before Income Taxes	2,767	787	1,980	5,562	2,388	3,174
Income Tax Expense	1,075	320	755	1,532	935	597

Net Income	$1,692	$467	$1,225	$4,030	$1,453	$2,577

Net Income Per Share (Diluted)	$0.02	$0.01	$0.01	$0.05	$0.02	$0.03

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2008	2007	Variance	2008	2007	Variance

CORPORATE
Revenues from External Customers	$163	$196	$(33)	$299	$379	$(80)
Intersegment Revenues	961	912	49	1,922	1,764	158

Total Operating Revenues	1,124	1,108	16	2,221	2,143	78

Operating Expenses:
Operation and Maintenance	5,383	5,262	121	10,525	7,011	3,514
Property, Franchise and Other Taxes	73	72	1	143	141	2
Depreciation, Depletion and Amortization	172	176	(4)	344	351	(7)

	5,628	5,510	118	11,012	7,503	3,509

Operating Loss	(4,504)	(4,402)	(102)	(8,791)	(5,360)	(3,431)

Other Income (Expense):
Interest Income	20,186	22,138	(1,952)	42,890	44,067	(1,177)
Other Income	169	1,885	(1,716)	237	1,961	(1,724)
Interest Expense on Long-Term Debt	(16,273)	(17,878)	1,605	(32,546)	(35,760)	3,214
Other Interest Expense	(1,697)	(1,465)	(232)	(3,981)	(2,963)	(1,018)

Income (Loss) Before Income Taxes	(2,119)	278	(2,397)	(2,191)	1,945	(4,136)
Income Tax Benefit	(1,547)	(615)	(932)	(1,516)	(189)	(1,327)

Net Income (Loss)	$(572)	$893	$(1,465)	$(675)	$2,134	$(2,809)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$0.01	$(0.02)	$(0.01)	$0.02	$(0.03)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2008	2007	Variance	2008	2007	Variance

INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(31,035)	$(29,827)	$(1,208)	$(59,356)	$(57,273)	$(2,083)

Operating Expenses:
Purchased Gas	(29,968)	(28,811)	(1,157)	(57,218)	(55,303)	(1,915)
Operation and Maintenance	(1,067)	(1,016)	(51)	(2,138)	(1,970)	(168)

	(31,035)	(29,827)	(1,208)	(59,356)	(57,273)	(2,083)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(21,667)	(24,491)	2,824	(45,888)	(48,351)	2,463
Other Interest Expense	21,667	24,491	(2,824)	45,888	48,351	(2,463)

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	(Unaudited)			(Unaudited)
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Capital Expenditures:
Exploration and Production	$34,195	$38,677	$(4,482)	$64,861	$75,919	$(11,058)
Pipeline and Storage	31,739	5,201	26,538	57,110	10,153	46,957
Utility	11,188	12,679	(1,491)	23,896	25,558	(1,662)
Energy Marketing	7	8	(1)	15	17	(2)
Timber	161	401	(240)	1,144	1,207	(63)

Total Reportable Segments	77,290	56,966	20,324	147,026	112,854	34,172
All Other	53	55	(2)	53	84	(31)
Corporate	27	(610)	637	35	(572)	607
Eliminations	(2,407)	—	(2,407)	(2,407)	—	(2,407)

Total Expenditures from Continuing Operations	74,963	56,411	18,552	144,707	112,366	32,341
Discontinued Operations	—	10,600	(10,600)	—	19,947	(19,947)

Total Capital Expenditures	$74,963	$67,011	$7,952	$144,707	$132,313	$12,394

     DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2008	2007	Normal	Last Year
Three Months Ended March 31

Buffalo, NY	3,364	3,264	3,327	(3.0)	(1.9)
Erie, PA	3,176	3,104	3,152	(2.3)	(1.5)

Six Months Ended March 31

Buffalo, NY	5,624	5,358	5,274	(4.7)	1.6
Erie, PA	5,257	4,975	5,030	(5.4)	(1.1)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	3,022	2,893	129	5,849	5,616	233
West Coast	977	920	57	2,004	1,865	139
Appalachia	1,828	1,339	489	3,744	2,732	1,012

Total Production from Continuing Operations	5,827	5,152	675	11,597	10,213	1,384
Canada — Discontinued Operations	—	1,856	(1,856)	—	3,577	(3,577)

Total Production	5,827	7,008	(1,181)	11,597	13,790	(2,193)

Average Prices (Per Mcf)
Gulf Coast	$9.50	$6.42	$3.08	$8.36	$6.48	$1.88
West Coast	7.93	6.95	0.98	7.34	6.51	0.83
Appalachia	8.90	7.39	1.51	8.15	7.30	0.85
Weighted Average for Continuing Operations	9.05	6.77	2.28	8.12	6.71	1.41
Weighted Average after Hedging for Continuing Operations	9.21	7.23	1.98	8.55	7.17	1.38
Canada — Discontinued Operations	N/M	5.87	N/M	N/M	6.12	N/M

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	128	174	(46)	285	376	(91)
West Coast	599	599	—	1,227	1,190	37
Appalachia	28	31	(3)	65	58	7

Total Production from Continuing Operations	755	804	(49)	1,577	1,624	(47)
Canada — Discontinued Operations	—	61	(61)	—	117	(117)

Total Production	755	865	(110)	1,577	1,741	(164)

Average Prices (Per Barrel)
Gulf Coast	$99.75	$57.21	$42.54	$94.31	$56.84	$37.47
West Coast	88.45	49.99	38.46	85.04	50.55	34.49
Appalachia	90.15	57.88	32.27	86.73	58.76	27.97
Weighted Average for Continuing Operations	90.43	51.86	38.57	86.78	52.30	34.48
Weighted Average after Hedging for Continuing Operations	78.54	47.95	30.59	75.44	45.86	29.58
Canada — Discontinued Operations	N/M	49.98	N/M	N/M	46.45	N/M
Total Production from Continuing Operations (Mmcfe)	10,357	9,976	381	21,059	19,957	1,102
Total Canadian Production (Mmcfe)	—	2,222	(2,222)	—	4,279	(4,279)

Total Production (Mmcfe)	10,357	12,198	(1,841)	21,059	24,236	(3,177)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe(1)	$0.69	$0.45	$0.24	$0.61	$0.44	$0.17
Lease Operating Expense per Mcfe(1)	$1.69	$1.24	$0.45	$1.47	$1.18	$0.29
Depreciation, Depletion & Amortization per Mcfe(1)	$2.20	$1.93	$0.27	$2.22	$1.90	$0.32

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment. Amounts exclude discontinued operations of Canada.

N/M = Not meaningful

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for Fiscal 2008

SWAPS	Volume	Average Hedge Price
Oil	0.8 MMBBL	$65.72 / BBL
Gas	7.7 BCF	$8.54 / MCF

Hedging Summary for Fiscal 2009

SWAPS	Volume	Average Hedge Price
Oil	1.0 MMBBL	$73.87 / BBL
Gas	9.5 BCF	$9.31 / MCF

Hedging Summary for Fiscal 2010

SWAPS	Volume	Average Hedge Price
Oil	0.2 MMBBL	$84.00 / BBL
Gas	0.4 BCF	$10.54 / MCF
Gross Wells in Process of Drilling
Six Months Ended March 31, 2008

				Total
	Gulf	West	East	Company
Wells in Process — Beginning Period
Exploratory	2.00	0.00	21.00	23.00
Developmental	0.00	4.00	69.00	73.00
Wells Commenced
Exploratory	2.00	1.00	6.00	9.00
Developmental	0.00	29.00	75.00	104.00
Wells Completed
Exploratory	1.00	0.00	5.00	6.00
Developmental	0.00	30.00	103.00	133.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	1.00	1.00
Developmental	0.00	1.00	0.00	1.00
Wells Sold
Exploratory	2.00	0.00	0.00	2.00
Developmental	0.00	0.00	0.00	0.00
Wells in Process — End of Period
Exploratory	1.00	1.00	21.00	23.00
Developmental	0.00	2.00	41.00	43.00
Net Wells in Process of Drilling
Six Months Ended March 31, 2008

				Total
	Gulf	West	East	Company
Wells in Process — Beginning Period
Exploratory	1.30	0.00	20.00	21.30
Developmental	0.00	4.00	68.00	72.00
Wells Commenced
Exploratory	0.84	1.00	6.00	7.84
Developmental	0.00	29.00	74.00	103.00
Wells Completed
Exploratory	0.29	0.00	5.00	5.29
Developmental	0.00	30.00	102.00	132.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	1.00	1.00
Developmental	0.00	1.00	0.00	1.00
Wells Sold
Exploratory	1.30	0.00	0.00	1.30
Developmental	0.00	0.00	0.00	0.00
Wells in Process — End of Period
Exploratory	0.55	1.00	20.00	21.55
Developmental	0.00	2.00	40.00	42.00

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput — (millions of cubic feet — MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Firm Transportation — Affiliated	48,817	51,016	(2,199)	80,152	80,746	(594)
Firm Transportation — Non-Affiliated	73,142	69,615	3,527	134,689	114,312	20,377
Interruptible Transportation	1,221	932	289	2,304	1,927	377

	123,180	121,563	1,617	217,145	196,985	20,160

Utility Throughput — (MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Retail Sales:
Residential Sales	28,136	29,372	(1,236)	45,263	46,050	(787)
Commercial Sales	4,986	5,428	(442)	7,863	8,296	(433)
Industrial Sales	323	323	—	446	514	(68)

	33,445	35,123	(1,678)	53,572	54,860	(1,288)
Off-System Sales	2,048	—	2,048	3,080	—	3,080
Transportation	26,054	24,723	1,331	43,881	40,576	3,305

	61,547	59,846	1,701	100,533	95,436	5,097

Energy Marketing Volumes

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Natural Gas (MMcf)	21,707	19,935	1,772	32,548	31,049	1,499

Timber Board Feet (Thousands)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Log Sales	3,589	3,025	564	5,613	4,734	879
Green Lumber Sales	2,792	2,380	412	5,223	3,910	1,313
Kiln-Dried Lumber Sales	3,353	3,794	(441)	7,100	6,952	148

	9,734	9,199	535	17,936	15,596	2,340

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2008 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2008 (Diluted earnings per share guidance*)		from NYMEX prices used in guidance* ^
		$1 change per MMBtu gas		$5 change per Bbl oil
	Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.90 - $3.00	+$0.02	-$0.02	+$0.03	-$0.03

NYMEX Settlement Prices at July 24, 2007
	Natural Gas	Oil
	($ per MMBtu)	($ per Bbl)
Apr-08	$7.713	$72.59
May-08	$7.678	$72.48
Jun-08	$7.768	$72.39
Jul-08	$7.866	$72.29
Aug-08	$7.939	$72.19
Sep-08	$7.994	$72.09

Average	$7.826	$72.34

*	Please refer to forward looking statement footnote at page 8 of this document.

^	This sensitivity table is current as of May 1, 2008 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of NYMEX hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2008	2007
Quarter Ended March 31 (unaudited)

Operating Revenues	$885,853,000	$798,100,000

Income from Continuing Operations	$95,004,000	$75,480,000
Income from Discontinued Operations, Net of Tax	—	2,967,000

Net Income Available for Common Stock	$95,004,000	$78,447,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$1.14	$0.91
Income from Discontinued Operations	—	0.04

Net Income Available for Common Stock	$1.14	$0.95

Diluted:
Income from Continuing Operations	$1.11	$0.89
Income from Discontinued Operations	—	0.03

Net Income Available for Common Stock	$1.11	$0.92

Weighted Average Common Shares:
Used in Basic Calculation	83,406,242	82,895,087

Used in Diluted Calculation	85,385,944	85,033,127

Six Months Ended March 31 (unaudited)

Operating Revenues	$1,454,121,000	$1,288,758,000

Income from Continuing Operations	$165,608,000	$126,168,000
Income from Discontinued Operations, Net of Tax	—	6,799,000

Net Income Available for Common Stock	$165,608,000	$132,967,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$1.98	$1.53
Income from Discontinued Operations	—	0.08

Net Income Available for Common Stock	$1.98	$1.61

Diluted:
Income from Continuing Operations	$1.93	$1.49
Income from Discontinued Operations	—	0.08

Net Income Available for Common Stock	$1.93	$1.57

Weighted Average Common Shares:
Used in Basic Calculation	83,509,268	82,786,027

Used in Diluted Calculation	85,603,033	84,891,742

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$2,204,929,000	$1,966,473,000

Income from Continuing Operations	$241,115,000	$192,372,000
Income (Loss) from Discontinued Operations, Net of Tax	128,981,000	(57,327,000)

Net Income Available for Common Stock	$370,096,000	$135,045,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.89	$2.31
Income (Loss) from Discontinued Operations	1.54	(0.69)

Net Income Available for Common Stock	$4.43	$1.62

Diluted:
Income from Continuing Operations	$2.82	$2.25
Income (Loss) from Discontinued Operations	1.50	(0.67)

Net Income Available for Common Stock	$4.32	$1.58

Weighted Average Common Shares:
Used in Basic Calculation	83,502,281	83,232,743

Used in Diluted Calculation	85,610,528	85,352,796